October 23, 2006

Securities and Exchange Commission 100 F Street, NE Washington, DC 20549
Re:	The Dreyfus/Laurel Tax-Free Municipal Funds
Dreyfus BASIC Massachusetts Municipal Money Market Fund
Dreyfus BASIC California Municipal Money Market Fund
Dreyfus BASIC New York Municipal Money Market Fund
File Nos. 33-43845; 811-3700
Post-Effective Amendment No. 60

Ladies and Gentlemen:

We have acted as counsel to The Dreyfus/Laurel Tax-Free Municipal Funds (the “Registrant”), in connection with the preparation of Post-Effective Amendment No. 60 to the Registrant’s Registration Statement on Form N-1A (the “Amendment”), and we have reviewed the disclosure that we understand will be contained in the Amendment when it is filed with the Securities and Exchange Commission.

Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) Rule 485.

Very truly yours, /s/Kirkpatrick & Lockhart Nicholson Graham LLP